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                                                                     EXHIBIT 21

Subsidiaries of the Company

The Company's only significant subsidiaries, as defined in Rule 1.02(d) of Regulation S-X, are The Chase Manhattan Bank, N.A. and The Chase Manhattan Bank (USA).






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